Exhibit 99.1

Gaming & Hospitality Acquisition Corp.

Gaming & Hospitality Acquisition Corp. Announces Key Dates in Connection with Liquidation

LAS VEGAS, NV—(December 15, 2022)—On December 15, 2022, the stockholders of Gaming & Hospitality Acquisition Corp. (the “Company”; Nasdaq: GHACU, GHAC, GHACW) approved an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Charter”) to allow the Company to redeem all of its issued and outstanding shares of Class A common stock, par value $0.0001 per share (the “Public Shares”), in advance of the Company’s original termination date of February 5, 2023 (the “Original Termination Date”) by changing the date by which the Company must cease all operations, except for the purpose of winding up, if it fails to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (each, a “Business Combination”) from the Original Termination Date to the later of (x) December 15, 2022 or (y) the date of the effectiveness of the Charter Amendment pursuant to the General Corporation Law of the State of Delaware (the “Amended Termination Date”). The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on December 15, 2022, whereupon the Charter Amendment became effective immediately.

Because the Company will not be able to complete a Business Combination by the Amended Termination Date, the Company will be obligated to redeem all outstanding Public Shares as promptly as reasonably possible but not more than ten business days after the Amended Termination Date (the “Mandatory Redemption”), following which the Company will be dissolved, liquidated and wound up. The Mandatory Redemption will completely extinguish the rights of holders of the Public Shares. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless upon the liquidation of the Company.

Pursuant to the Charter, the outstanding Public Shares will be redeemed, subject to lawfully available funds therefor, at a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account established in connection with the Company’s initial public offering, including interest (net of taxes payable, and less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Public Shares. If stockholders hold Units (as defined below), such stockholders do not need to separate the Units into their component parts in order to have their Public Shares redeemed. The Company expects to complete the Mandatory Redemption on or around December 20, 2022 at a per-share redemption price of approximately $10.10.

On December 15, 2022, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of the Mandatory Redemption and requested that Nasdaq (i) suspend trading of the Company’s Public Shares, redeemable warrants, each exercisable for one Public Share at an exercise price of $11.50 per share, subject to adjustment (the “Redeemable Warrants”), and units, each consisting of one Public Share and one-third of one Redeemable Warrant (the “Units” and, collectively with the Public Shares and the Redeemable Warrants, the “Securities”), effective before the opening of trading on December 16, 2022, and (ii) file with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration (“Form 25”) to delist and deregister the Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Once Form 25 becomes effective to deregister the Securities under Section 12(b) of the Exchange Act, the Company intends to file a Form 15 Certification and Notice of Termination of Registration with the SEC, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended with respect to the Securities.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements relate to, among other things, statements regarding the Company’s anticipated redemption, liquidation, delisting, deregistration and dissolution, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors and risks that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, subsequent Quarterly Reports on Form 10-Q and other documents the Company has filed with the SEC, as amended from time to time. Copies of the Company’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligations to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. The inclusion of any statement in this press release does not constitute an admission by the Company or any other person that the events or circumstances described in any such statement are material.

About Gaming & Hospitality Acquisition Corp.

Gaming & Hospitality Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Contact

Kate Thompson / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449

Source: Gaming & Hospitality Acquisition Corp.